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                                                                     Exhibit 5.1

                                             July 12, 1996



Intermedia Communications Inc.
3625 Queen Palm Drive
Tampa, Florida  33619

Ladies and Gentlemen:

          We have acted as counsel to Intermedia Communications Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3, filed pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to the proposed public offering of 937,500 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company.

          In that connection, we have reviewed the Restated Certificate of Incorporation of the Company, its Bylaws, resolutions of its Board of Directors and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

          We are members of the Bar of the State of New York and, for purposes of the opinions expressed in this letter, do not hold ourselves out as experts on, nor are we, in rendering the opinions expressed herein, passing on the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that the Common Stock has been duly authorized and validly issued and is fully paid and non-assessable.
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July 12, 1996
Page 2

          We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             Kronish, Lieb, Weiner & Hellman LLP